EXHIBIT 14.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form F-3 (No. 333-88854 and No. 333-117110) of Kerzner International Limited of our report dated March 15, 2005, which appears in this Form 20-F.

PricewaterhouseCoopers LLP
Hartford, CT
March 30, 2005